Exhibit 99.2
GERA PROPERTY ACQUISITION LLC
500 West Monroe, 28th Floor, Chicago, IL 60661
April 30, 2007
Richard M. Reeves
Sunbelt Management Co.
220 Congress Park Drive, Suite 215
Delray Beach, Florida 33445
Facsimile: (561) 265-1308
Re: Danbury – Extension of Inspection Period
Dear Mr. Reeves:
     This letter relates to that certain Purchase and Sale Agreement dated as of February 20, 2007, as amended by that letter agreement dated March 16, 2007 (collectively, the “Purchase Agreement”), whereby Danbury Buildings, Inc., a Florida corporation, as agent for and general partner of Danbury Buildings Co., L.P., a Delaware limited partnership (collectively, “DBI”), collectively, as seller, agreed to sell to GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), as purchaser, those certain properties located at 39 Old Ridgebury Road and 55 Old Ridgebury Road, Danbury, Connecticut (collectively, the “Property”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
     The purpose of this letter is to amend the Purchase Agreement in order to extend the expiration date of the Inspection Period. DBI and GERA hereby agree that the expiration date of the Inspection Period is hereby extended from May 1, 2007, to May 2, 2007.
     Except as amended hereby, the parties agree that the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.
     Please execute below to acknowledge DBI’s agreement to the terms and conditions of this letter agreement, and return the fully executed letter to GERA at the address listed above.
     This letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This letter may be delivered via facsimile transmission sent to the intended addressee at the address set forth in the Agreement.

Yours Truly, GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company
By:	/s/ Mark W. Chrisman
Mark W. Chrisman
Executive Vice President

THE UNDERSIGNED AGREES TO THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT:

DANBURY BUILDINGS, INC.,
a Florida corporation

By:	/s/ Raymond G. Gardner
Name:	Raymond G. Gardner
Its:	Authorized Signatory

By:	/s/ Stephen T. Falvey
Name:	Stephen T. Falvey
Its:	Senior Vice President

DANBURY BUILDINGS CO., L.P., a
Delaware limited partnership

By:	Danbury Buildings, Inc., a
Florida corporation
Its:	general partner

	By:	/s/ Raymond G. Gardner
	Name:	Raymond G. Gardner
	Its:	Authorized Signatory

	By:	/s/ Stephen T. Falvey
	Name:	Stephen T. Falvey
	Its:	Senior Vice President

cc:	Benjamin J. Randall
Robert Slaughter
James L. Beard

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